UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant to
Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: July 22, 2002

VINEYARD NATIONAL BANCORP

(Exact Name of Registrant as Specified in its Charter)

CALIFORNIA State or other jurisdiction of Incorporation	0-20862 Commission File Number	33-0309110 IRS Employer Identification Number

9590 Foothill Boulevard, Rancho Cucamonga, California 91730
Registrant’s telephone number, including area code: (909) 987-0177

Item 5. Other Events
SIGNATURES
Exhibit 99.1

		Page

Item 5.	Other events	2

SIGNATURES		3

Exhibit Index

Exhibit 99.1	Press Release dated July 17, 2002 Stock Repurchase Plan	4

Item 5. Other Events

Vineyard National Bancorp (the “Company”) has issued a press release announcing that its Board of Directors has adopted a stock repurchase program. Under the stock repurchase program, the Company is authorized to repurchase in the open market from time to time up to Two Million Dollars ($2.0 Million) of shares, or approximately ten (10%) of the issued and outstanding shares of common stock given the current market value of the common stock.

A copy of the related press release issued by the Company is attached as exhibit 99.1 and is incorporated herein by reference in its entirety.

2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 17, 2002	By:	/s/ Norman Morales Norman Morales President and Chief Executive Officer

3.